ZAIS Group Holdings, Inc. Reports Fourth Quarter And Full Year 2017 Results

RED BANK, N.J., March 19, 2018 /PRNewswire/ -- ZAIS Group Holdings, Inc. (NASDAQ: ZAIS) ("ZAIS"), today reported financial results for the three and twelve months ended December 31, 2017. ZAIS conducts substantially all of its operations through ZAIS Group, LLC ("ZAIS Group"). ZAIS Group provides investment advisory and asset management services to private funds, separately managed accounts, structured vehicles and, until October 31, 2016, ZAIS Financial Corp. ("ZFC REIT"), a publicly traded real estate investment trust (collectively, the "ZAIS Managed Entities"). References to the "Company" herein refer to ZAIS, together with (where the context requires) its consolidated subsidiaries and affiliates.

FOURTH QUARTER 2017 HIGHLIGHTS

A summary of the Company's results for the three and twelve months ended December 31, 2017 and December 31, 2016 are set forth below. All dollar amounts are presented in millions, with the exception of figures presented on a per share basis.

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
U.S. GAAP
Net income/(loss)	$2.2	$5.9	$(1.2)	$(3.8)
Net income/(loss) per diluted weighted average share outstanding applicable to ZAIS Group Holdings, Inc.	$0.00	$0.29	$(0.31)	$(0.37)
Net income/(loss) before income taxes	$2.2	$5.9	$(1.2)	$(3.8)
Non-U.S. GAAP
Net income/(loss) (excluding Consolidated Funds of ZAIS Group)	$(0.1)	$6.1	$(6.7)	$(7.3)
Net income/(loss) (excluding Consolidated Funds of ZAIS Group) per diluted weighted average share outstanding	$0.00	$0.29	$(0.31)	$(0.37)
Adjusted EBITDA	$0.0	$7.5	$(5.0)	$(1.9)

The consolidated financial statements include non-controlling interests of the members of ZAIS Group Parent, LLC ("ZGP") (the "ZGP Founder Members") which represent Class A Units of ZGP held by the ZGP Founder Members. ZGP, a majority-owned consolidated subsidiary of ZAIS, is the sole member, and owns all of the equity, of ZAIS Group.

CONSOLIDATED U.S. GAAP RESULTS

Operating Results – Fourth Quarter Ended December 31, 2017

The Company recorded U.S. GAAP net income for the three months ended December 31, 2017 of $2.2 million compared with U.S. GAAP net income of $5.9 million for the three months ended December 31, 2016. The decrease of $3.7 million in U.S. GAAP net income was primarily driven by a decrease in revenues of $6.7 million offset by a decrease in expenses of $1.0 million and an increase in other income of $2.0 million. The U.S. GAAP results include the results of funds and structured financing entities which are consolidated by the Company (the "Consolidated Funds").

Total revenues decreased by $6.7 million primarily due to a $6.5 million decrease in management fee income and a $1.6 million decrease in incentive fee income, offset by an increase of $0.3 million in reimbursement revenue and an increase of $1.0 million in income of Consolidated Funds.

When excluding the October 2016 receipt of a one time $8.0 million termination fee in connection with the termination of the management agreement between ZAIS REIT Management LLC, a consolidated subsidiary of ZAIS Group, and ZFC REIT, management fee income increased from the prior year's quarter primarily due to the increase in the number of CLOs managed by ZAIS.

Incentive fees decreased by $1.6 million primarily due to lower performance related to ZAIS Managed Entities that crystalized incentive fees during the respective quarters.

Reimbursement revenue increased by $0.3 million due to the reimbursement from certain ZAIS Managed Entities for research and data services expenses incurred by ZAIS Group during the fourth quarter of 2017 and paid directly to vendors by ZAIS Group. Income of Consolidated Funds related to ZAIS Zephyr A-6 LP's ("Zephyr A-6") investments in unconsolidated ZAIS managed CLOs increased by $1.0 million.

Total expenses decreased by $1.0 million primarily due to a $2.3 million decrease in compensation and benefits offset by a $0.9 million increase in general, administrative and other expenses and a $0.4 million increase in expenses of Consolidated Funds. Compensation and benefits decreased primarily due to a $1.1 million decrease in equity compensation expense relating to the reduction in outstanding equity compensation awards resulting from the cancellation in December 2016 of all of ZGP's Class B-0 Units held by certain employees in consideration of the receipt by such employees in substitution therefor (as elected by each employee) of RSUs (which fully vested on March 17, 2017) or the right to receive cash (which was paid on March 22, 2017) and a $1.2 million decrease primarily due to reduced bonus expense. General, administrative and other expenses increased by $0.9 million primarily due to an increase of $0.3 million in expenses relating to research and data services borne by ZAIS Group and paid directly by ZAIS Group to vendors which are reimbursable from certain ZAIS Managed Entities and an increase of $1.0 million relating to legal fees primarily related to the Strategic Review and transaction costs offset by a net decrease of $0.4 million in other general and administrative costs.

Other income increased by $2.0 million primarily due to a $1.2 million increase in net gain (loss) on Consolidated Funds' investments related to Zephyr A-6 and a $0.8 million decrease in net loss on beneficial interest of consolidated collateralized financing entity which relates to Zephyr A-6's investment in ZAIS CLO 5.

Operating Results – Year Ended December 31, 2017

The Company recorded U.S. GAAP net loss for the year ended December 31, 2017 of $(1.2) million compared with a U.S. GAAP net loss of $(3.8) million for the year ended December 31, 2016. The decrease of $2.6 million in U.S. GAAP net loss was primarily driven by a decrease in expenses of $3.7 million offset by a decrease in revenues of $0.8 million and a decrease in other income of $0.3 million.

CONSOLIDATED NON-U.S. GAAP RESULTS

Please see the discussion of "Non-U.S. GAAP Financial Measures", including the definitions of net income (loss) (excluding Consolidated Funds of ZAIS Group) and Adjusted EBITDA, and reconciliations of such non-U.S. GAAP financial measures to the respective U.S. GAAP net income (loss) measures for the periods discussed above at the end of this press release.

The Company's U.S. GAAP net income (loss) and non-U.S. GAAP measures of income (loss) may fluctuate materially depending upon the performance of ZAIS Managed Entities as well as other factors. Accordingly, the U.S. GAAP net income (loss) and non-U.S. GAAP measures of income (loss) in any particular period should not be expected to be indicative of future results.

LIQUIDITY & CAPITAL RESOURCES

As of December 31, 2017, the Company had cash and cash equivalents, excluding cash and cash equivalents of Consolidated Variable Interest Entities, of $41.6 million and no debt obligations.

FOURTH QUARTER 2017 SUPPLEMENTAL INFORMATION

The Company's Fourth Quarter 2017 Supplemental Information – December 31, 2017, is available on ZAIS's website at www.zaisgroupholdings.com. To access the information, go to the "ZAIS Shareholders" section of the website.

USE OF NON-U.S. GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with generally accepted accounting principles ("U.S. GAAP"), this press release includes certain non-U.S. GAAP financial information, including net income (loss) (excluding Consolidated Funds of ZAIS Group) and Adjusted EBITDA (and per share measures). Net income (loss) (excluding Consolidated Funds of ZAIS Group) is a non-U.S. GAAP financial measure that the Company defines as U.S. GAAP net income (loss) excluding the consolidating effects of the Consolidated Funds of ZAIS Group. Adjusted EBITDA is a non-U.S. GAAP financial measure that the Company defines as U.S. GAAP net income (loss) excluding consolidating effects of the Consolidated Funds of ZAIS Group, equity-based compensation, severance, taxes, depreciation and amortization expenses and foreign currency translation adjustments.

The Company believes that providing investors with this non-U.S. GAAP financial information, in addition to the related U.S. GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because net income (loss) (excluding Consolidated Funds of ZAIS Group) and Adjusted EBITDA are incomplete measures of the Company's financial performance and involve differences from net income (loss) computed in accordance with U.S. GAAP, they should be considered along with, but not as alternatives to, the Company's net income (loss) computed in accordance with U.S. GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of net income (loss) (excluding Consolidated Funds of ZAIS Group) and Adjusted EBITDA may not be comparable to other similarly-titled measures of other companies.

ZAIS GROUP HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition
(Dollars in thousands, except share amounts)

	December 31,
	2017	2016

Assets
Cash and cash equivalents	$41,619	$38,712
Income and fees receivable	8,863	8,805
Investments in affiliates, at fair value	10,151	5,273
Due from related parties	798	734
Property and equipment, net	278	274
Prepaid expenses	967	906
Other assets	359	348
Assets of Consolidated Variable Interest Entities
Cash and cash equivalents	8,975	37,080
Investments, at fair value - $46,136 and $0 pledged as collateral for repurchase agreement, at December 31, 2017 and December 31, 2016, respectively.	114,911	404,365
Due from broker	—	16,438
Other assets	968	1,210
Total Assets	$187,889	$514,145

Liabilities and Equity
Liabilities
Notes payable	$—	$1,263
Compensation payable	9,222	7,836
Due to related parties	31	31
Fees payable	2,171	2,439
Other liabilities	1,285	1,127
Liabilities of Consolidated Variable Interest Entities
Notes payable of consolidated CLO, at fair value	—	384,901
Repurchase agreement	45,943	—
Due to broker	—	24,462
Other liabilities	415	2,121
Total Liabilities	59,067	424,180

Commitments and Contingencies

Equity
Preferred Stock, $0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding.	—	—
Class A Common Stock, $0.0001 par value; 180,000,000 shares authorized; 14,555,113 and 13,900,917 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively.	1	1
Class B Common Stock, $0.000001 par value; 20,000,000 shares authorized; 20,000,000 shares issued and outstanding at December 31, 2017 and December 31, 2016.	—	—
Additional paid-in capital	64,365	63,413
Retained earnings (Accumulated deficit)	(23,414)	(18,965)
Accumulated other comprehensive income (loss)	(61)	(70)
Total stockholders' equity, ZAIS Group Holdings, Inc.	40,891	44,379
Non-controlling interests in ZAIS Group Parent, LLC	19,568	22,258
Non-controlling interests in Consolidated Funds	68,363	23,328
Total Equity	128,822	89,965
Total Liabilities and Equity	$187,889	$514,145

ZAIS GROUP HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues
Management fee income	$4,773	$11,221	$15,792	$22,015
Incentive income	3,833	5,437	11,573	9,346
Reimbursement revenue	336	—	1,631	—
Other revenues	77	78	324	316
Income of Consolidated Funds	1,027	—	1,516	—
Total Revenues	10,046	16,736	30,836	31,677
Expenses
Compensation and benefits	5,215	7,466	24,023	31,380
General, administrative and other	4,040	3,140	15,300	12,263
Depreciation and amortization	1	61	230	267
Expenses of Consolidated Funds	451	18	734	82
Total Expenses	9,707	10,685	40,287	43,992
Other income (loss)
Net gain (loss) on investments in affiliates	42	190	237	273
Other income (expense)	62	17	110	762
Net gain (loss) of Consolidated Funds' investments	1,769	525	5,787	8,333
Net gain (loss) on beneficial interest of consolidated collateralized financing entity	—	(842)	2,118	(842)
Total Other Income (Loss)	1,873	(110)	8,252	8,526
Income (loss) before income taxes	2,212	5,941	(1,199)	(3,789)
Income tax (benefit) expense	3	7	22	(5)
Consolidated net income (loss)	2,209	5,934	(1,221)	(3,784)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	(17)	(81)	14	(343)
Total Comprehensive Income (Loss)	$2,192	$5,853	$(1,207)	$(4,127)

Allocation of Consolidated Net Income (Loss)
Non-controlling interests in Consolidated Funds	$2,267	$(183)	$5,451	$3,505
Stockholders' equity, ZAIS Group Holdings, Inc.	(38)	4,036	(4,449)	(5,160)
Non-controlling interests in ZAIS Group Parent, LLC	(20)	2,081	(2,223)	(2,129)
Total Allocation of Consolidated Net Income (Loss)	$2,209	$5,934	$(1,221)	$(3,784)

Allocation of Total Comprehensive Income (Loss)
Non-controlling interests in Consolidated Funds	$2,267	$(183)	$5,451	$3,505
Stockholders' equity, ZAIS Group Holdings, Inc.	(50)	3,982	(4,440)	(5,388)
Non-controlling interests in ZAIS Group Parent, LLC	(25)	2,054	(2,218)	(2,244)
Total Allocation of Total Comprehensive Income (Loss)	$2,192	$5,853	$(1,207)	$(4,127)

Consolidated Net Income (Loss), per Class A common share applicable to ZAIS Group Holdings, Inc. – Basic	$0.00	$0.29	$(0.31)	$(0.37)
Consolidated Net Income (Loss), per Class A common share applicable to ZAIS Group Holdings, Inc. – Diluted	$0.00	$0.29	$(0.31)	$(0.37)

Weighted average shares of Class A common stock outstanding:
Basic	14,529,259	13,900,917	14,369,295	13,891,245
Diluted	21,529,259	21,033,275	21,369,295	20,891,245

The following supplemental financial information illustrates the consolidating effects of the Consolidated Funds on the Company's financial position and results of operations:

	December 31, 2017
	ZAIS	Consolidated Funds	Consolidating Entries	Consolidated
	( Dollars in thousands )
Assets
Cash and cash equivalents	$41,619	$—	$—	$41,619
Income and fees receivable	8,863	—	—	8,863
Investments in affiliates, at fair value	20,669	—	(10,518)	10,151
Due from related parties	798	—	—	798
Property and equipment, net	278	—	—	278
Prepaid expenses	967	—	—	967
Other assets	359	—	—	359
Assets of Consolidated Variable Interest Entities
Cash and cash equivalents	—	8,975	—	8,975
Investments, at fair value	—	114,911	—	114,911
Other assets	—	1,353	(385)	968
Total Assets	$73,553	$125,239	$(10,903)	$187,889
Liabilities and Equity
Liabilities
Compensation payable	$9,222	$—	$—	$9,222
Due to related parties	31	—	—	31
Fees payable	2,556	—	(385)	2,171
Other liabilities	1,285	—	—	1,285
Liabilities of Consolidated Variable Interest Entities
Repurchase Agreement	—	45,943	—	45,943
Other liabilities	—	415	—	415
Total Liabilities	13,094	46,358	(385)	59,067

Commitments and Contingencies

Equity
Preferred Stock	—	—	—	—
Class A Common Stock	1	—	—	1
Class B Common Stock	—	—	—	—
Additional paid-in-capital	64,365	—	—	64,365
Retained earnings (Accumulated deficit)	(23,414)	—	—	(23,414)
Accumulated other comprehensive income (loss)	(61)	—	—	(61)
Total stockholders' equity, ZAIS Group Holdings, Inc.	40,891	—	—	40,891
Non-controlling interests in ZAIS Group Parent, LLC	19,568	—	—	19,568
Non-controlling interests in Consolidated Funds	—	78,881	(10,518)	68,363
Total Equity	60,459	78,881	(10,518)	128,822
Total Liabilities and Equity	$73,553	$125,239	$(10,903)	$187,889

	December 31, 2016
	ZAIS	Consolidated Funds	Consolidating Entries	Consolidated
	( Dollars in thousands )
Assets
Cash and cash equivalents	$38,712	$—	$—	$38,712
Income and fees receivable	8,805	—	—	8,805
Investments in affiliates, at fair value	29,554	—	(24,281)	5,273
Due from related parties	734	—	—	734
Property and equipment, net	274	—	—	274
Prepaid expenses	906	—	—	906
Other assets	348	—	—	348
Assets of Consolidated Variable Interest Entities
Cash and cash equivalents	—	37,080	—	37,080
Investments, at fair value	—	423,871	(19,506)	404,365
Due from broker	—	16,438	—	16,438
Other assets	—	1,254	(44)	1,210
Total Assets	$79,333	$478,643	$(43,831)	$514,145
Liabilities and Equity
Liabilities
Notes payable	$1,263	$—	$—	$1,263
Compensation payable	7,836	—	—	7,836
Due to related parties	31	—	—	31
Fees payable	2,439	—	—	2,439
Other liabilities	1,127	—	—	1,127
Liabilities of Consolidated Variable Interest Entities
Notes payable of consolidated CLO, at fair value	—	404,407	(19,506)	384,901
Due to broker	—	24,462	—	24,462
Other liabilities	—	2,165	(44)	2,121
Total Liabilities	12,696	431,034	(19,550)	424,180

Commitments and Contingencies

Equity
Preferred Stock	—	—	—	—
Class A Common Stock	1	—	—	1
Class B Common Stock	—	—	—	—
Additional paid-in-capital	63,413	—	—	63,413
Retained earnings (Accumulated deficit)	(18,965)	—	—	(18,965)
Accumulated other comprehensive income (loss)	(70)	—	—	(70)
Total stockholders' equity, ZAIS Group Holdings, Inc.	44,379	—	—	44,379
Non-controlling interests in ZAIS Group Parent, LLC	22,258	—	—	22,258
Non-controlling interests in Consolidated Funds	—	47,609	(24,281)	23,328
Total Equity	66,637	47,609	(24,281)	89,965
Total Liabilities and Equity	$79,333	$478,643	$(43,831)	$514,145

	Three Months Ended December 31, 2017
	ZAIS	Consolidated Funds	Consolidating Entries	Consolidated
	( Dollars in thousands )
Revenues
Management fee income	$4,773	$—	$—	$4,773
Incentive income	3,833	—	—	3,833
Reimbursement revenue	336	—	—	336
Other revenues	77	—	—	77
Income of Consolidated Funds	—	2,021	(994)	1,027
Total Revenues	9,019	2,021	(994)	10,046
Expenses
Compensation and benefits	5,215	—	—	5,215
General, administrative and other	4,468	—	(428)	4,040
Depreciation and amortization	1	—	—	1
Expenses of Consolidated Funds	—	451	—	451
Total Expenses	9,684	451	(428)	9,707
Other Income (loss)
Net gain (loss) on investments in affiliates	548	—	(506)	42
Other income (expense)	62	—	—	62
Net gain (loss) of Consolidated Funds' investments	—	1,203	566	1,769
Net gain (loss) on beneficial interest of consolidated collateralized financing entity	—	—	—	—
Total Other Income (Loss)	610	1,203	60	1,873
Income (loss) before income taxes	(55)	2,773	(506)	2,212
Income tax (benefit) expense	3	—	—	3
Consolidated net income (loss)	(58)	2,773	(506)	2,209
Other Comprehensive Income (loss), net of tax
Foreign currency translation adjustment	(17)	—	—	(17)
Total Comprehensive Income (Loss)	$(75)	$2,773	$(506)	$2,192

	Three months Ended December 31, 2016
	ZAIS	Consolidated Funds	Consolidating Entries	Consolidated
	( Dollars in Thousands )
Revenues
Management fee income	$11,258	$—	$(37)	$11,221
Incentive income	5,437	—	—	5,437
Other revenues	78	—	—	78
Total Revenues	16,773	—	(37)	16,736
Expenses
Compensation and benefits	7,466	—	—	7,466
General, administrative and other	3,140	—	—	3,140
Depreciation and amortization	61	—	—	61
Expenses of Consolidated Funds	—	55	(37)	18
Total Expenses	10,667	55	(37)	10,685
Other Income (loss)
Net gain (loss) on investments in affiliates	—	—	190	190
Other income (expense)	17	—	—	17
Net gain (loss) of Consolidated Funds' investments	—	(316)	841	525
Net gain (loss) of beneficial interest of collateralized financing entity	—	—	(842)	(842)
Total Other Income (Loss)	17	(316)	189	(110)
Income (loss) before income taxes	6,123	(371)	189	5,941
Income tax (benefit) expense	7	—	—	7
Consolidated net income (loss)	6,116	(371)	189	5,934
Other Comprehensive Income (loss), net of tax
Foreign currency translation adjustment	(81)	—	—	(81)
Total Comprehensive Income (Loss)	$6,035	$(371)	$189	$5,853

	Year Ended December 31, 2017
	ZAIS	Consolidated Funds	Consolidating Entries	Consolidated
	( Dollars in thousands )
Revenues
Management fee income	$16,299	$—	$(507)	$15,792
Incentive income	11,573	—	—	11,573
Reimbursement revenue	1,631	—	—	1,631
Other revenues	324	—	—	324
Income of Consolidated Funds	—	7,801	(6,285)	1,516
Total Revenues	29,827	7,801	(6,792)	30,836
Expenses
Compensation and benefits	24,023	—	—	24,023
General, administrative and other	16,392	—	(1,092)	15,300
Depreciation and amortization	230	—	—	230
Expenses of Consolidated Funds	—	734	—	734
Total Expenses	40,645	734	(1,092)	40,287
Other Income (loss)
Net gain (loss) on investments in affiliates	4,058	—	(3,821)	237
Other income (expense)	110	—	—	110
Net gain (loss) of Consolidated Funds' investments	—	2,204	3,583	5,787
Net gain (loss) on beneficial interest of consolidated collateralized financing entity	—	—	2,118	2,118
Total Other Income (Loss)	4,168	2,204	1,880	8,252
Income (loss) before income taxes	(6,650)	9,271	(3,820)	(1,199)
Income tax (benefit) expense	22	—	—	22
Consolidated net income (loss)	(6,672)	9,271	(3,820)	(1,221)
Other Comprehensive Income (loss), net of tax
Foreign currency translation adjustment	14	—	—	14
Total Comprehensive Income (Loss)	$(6,658)	$9,271	$(3,820)	$(1,207)

	Year Ended December 31, 2016
	ZAIS	Consolidated Funds	Consolidating Entries	Consolidated
	( Dollars in Thousands )
Revenues
Management fee income	$22,271	$—	$(256)	$22,015
Incentive income	9,346	—	—	9,346
Other revenues	316	—	—	316
Total Revenues	31,933	—	(256)	31,677
Expenses
Compensation and benefits	31,380	—	—	31,380
General, administrative and other	12,263	—	—	12,263
Depreciation and amortization	267	—	—	267
Expenses of Consolidated Funds	—	338	(256)	82
Total Expenses	43,910	338	(256)	43,992
Other Income (loss)
Net gain (loss) on investments in affiliates	3,921	—	(3,648)	273
Other income (expense)	762	—	—	762
Net gain (loss) of Consolidated Funds' investments	—	7,491	842	8,333
Net gain (loss) on beneficial interest of collateralized financing entity	—	—	(842)	(842)
Total Other Income (Loss)	4,683	7,491	(3,648)	8,526
Income (loss) before income taxes	(7,294)	7,153	(3,648)	(3,789)
Income tax (benefit) expense	(5)	—	—	(5)
Consolidated net income (loss)	(7,289)	7,153	(3,648)	(3,784)
Other Comprehensive Income (loss), net of tax
Foreign currency translation adjustment	(343)	—	—	(343)
Total Comprehensive Income (Loss)	$(7,632)	$7,153	$(3,648)	$(4,127)

The following tables present the reconciliations of our consolidated U.S. GAAP net income to (i) our non-U.S. GAAP financial measure of net income (loss) (excluding Consolidated Funds of ZAIS Group) and (ii) our non-U.S. GAAP financial measure of Adjusted EBITDA:

	Three Months Ended December 31,
	2017	2016
	(Dollars in thousands)
Consolidated net income (loss) (U.S. GAAP Net Income (Loss))	$2,209	$5,934
Add back: Elimination of Management fee income	—	37
Less: Income of Consolidated Funds	(1,027)	—
Less: Elimination of rebate expense	(428)	—
Add back: Elimination of Net gain (loss) on investments in affiliates	506	(190)
Add back: Expenses of Consolidated Funds	451	18
Less: Net gain on Consolidated Funds' investments	(1,769)	(525)
(Less)/Add back: Net (gain) loss on beneficial interest of consolidated collateralized financing entity	—	842
Net income (loss) (excluding Consolidated Funds of ZAIS Group) – Non-U.S. GAAP	(58)	6,116

Add back (less): Tax expense (benefit)	3	7
Add back: Compensation attributable to equity compensation	71	1,138
Add back: Severance costs	—	206
Add back: Depreciation and amortization	1	61
Adjusted EBITDA – Non-U.S. GAAP	$17	$7,528

	Year Ended December 31,
	2017	2016
	(Dollars in thousands)
Consolidated net income (loss) (U.S. GAAP Net Income (Loss))	$(1,221)	$(3,784)
Add back: Elimination of Management fee income	507	256
Less: Income of Consolidated Funds	(1,516)	—
Less: Elimination of fee rebate expense	(1,092)	—
Add back: Elimination of Net gain on investments in affiliates	3,821	3,648
Add back: Expenses of Consolidated Funds	734	82
Less: Net gain on Consolidated Funds' investments	(5,787)	(8,333)
(Less)/Add back: Net (gain) loss on beneficial interest of consolidated collateralized financing entity	(2,118)	842
Net income (loss) (excluding Consolidated Funds of ZAIS Group) – Non-U.S. GAAP	(6,672)	(7,289)

Add back (less): Tax expense (benefit)	22	(5)
Add back: Compensation attributable to equity compensation	1,307	4,089
Add back: Severance costs	72	995
Add back: Depreciation and amortization	230	267
Adjusted EBITDA – Non-U.S. GAAP	$(5,041)	$(1,943)

ABOUT ZAIS GROUP HOLDINGS, INC.

ZAIS (NASDAQ: ZAIS) owns a majority interest in, and is the managing member of, ZGP. ZGP is the sole member of ZAIS Group, an investment advisory and asset management firm focused on specialized credit strategies with approximately $4.512 billion of assets under management as of December 31, 2017. Based in Red Bank, New Jersey with operations in London, ZAIS Group employs professionals across investment management, client relations, information technology, analytics, finance, law, compliance, risk management and operations. To learn more, visit www.zaisgroupholdings.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are generally identified by the use of words such as "outlook," "believe," "expect," "potential," "continue," "may," "will," "should," "could," "would," "seek," "approximately," "predict," "intend," "plan," "estimate," "anticipate," "opportunity," "pipeline," "comfortable," "assume," "remain," "maintain," "sustain," "achieve" or the negative version of those words or other comparable words. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to: competition, the ability of the Company to grow and manage growth profitably, and retain its management and key employees; the ability to rationalize our expense structure and specifically to exit the residential whole loan related businesses in an orderly fashion, or at all; the outcome of the strategic review of the Company's business and availability of suitable strategic options; the ability of the Company to negotiate and enter into an agreement for a potential sale, business combination, going private or other strategic transaction; the ability of the Company to consummate any potential strategic transaction and to realize any anticipated benefits of such transaction; the outcome of any legal proceedings that may be instituted against the Company or others; the inability to continue to be listed on the NASDAQ Stock Market; operational expenses and costs related to being a public company; changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; the relative and absolute investment performance of advised or sponsored investment products; the availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; conditions in the market for mortgage-related investments; the impact of capital improvement projects; the impact of future acquisitions or divestitures; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to the Company; terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and the Company; the ability to attract and retain highly talented professionals; the impact of changes to tax legislation and, generally, the tax position of the Company; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company's Annual Report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (the "SEC"), copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

CONTACT: ZAIS Investor Relations 732-450-7440